EXHIBIT 10.4

October 18, 2013

Marie Baier Foundation
6 East 87th Street
New York, New York  10187

Attention: John Baier

Re:  Securities Purchase Agreement (“SPA”) and Convertible Debenture (“Note”) between the Marie Baier Foundation (“Baier”) and Titan Iron Ore Corp. (“Titan”) dated October 18, 2012

Via Email to jbaier@me.com

Gentlemen:

This letter is meant to address and resolve certain issues that have arisen regarding Titan’s obligations to Baier under the SPA and Note referred to above.

Titan and GCA acknowledge that the Note matures on October 18, 2013, with an unpaid balance of USD $73,877.

In order to resolve the obligations of Titan under the Note, the parties specifically agree and covenant as follows:

1.	GCA and Titan agree to extend the maturity date of the Note until January 15, 2014 and Baier waives any and all defaults by Titan thereunder.

2.	GCA agrees to waive any defaults by Titan under the SPA.

3.	The parties agree that the current principal balance of the Note is USD $73,877.

4.	In consideration for the foregoing, Titan agrees to convey to Baier 2,800,000 restricted common shares of the Company.

5.	All other Rights and Remedies under the Note and SPA will remain in full force and effect.

Please confirm your acceptance of the terms of this letter by signing where indicated below, and returning one fully-executed original to the undersigned.

Very truly yours,

TITAN IRON ORE CORP.

By: Andrew Brodkey

Title: CEO

AGREED TO AND ACCEPTED this 18th day of October, 2013

THE MARIE BAIER FOUNDATION

By: John Baier

Title: President

1735 E. Ft. Lowell Rd., Suite 9, Tucson, AZ 85719 (520) 989-0022 Fax (520) 623-3326